EXHIBIT 99.1
American Pacific
News Release
Contact: Joseph Carleone
Telephone: (702) 735-2200
E-mail: InvestorRelations@apfc.com
Website: www.apfc.com
AMERICAN PACIFIC ANNOUNCES NEW DIRECTORS AND
AGREEMENT WITH STOCKHOLDER GOLCONDA
LAS VEGAS, NEVADA, December 14, 2010 — American Pacific Corporation (NASDAQ: APFC) today announced that it has added two experienced pharmaceutical and health care executives, Charlotte E. Sibley and Bart Weiner, to its board of directors. These individuals had been recommended separately by Golconda Capital Portfolio, L.P. and another of the Company’s stockholders. To accommodate these individuals joining the board, the Company has expanded the size of its board from 10 to 12 directors. The board has also announced an intention to reduce the size of the board over time through the non-replacement of current directors who retire or are otherwise unable to serve.
In addition, the Company reaffirmed its intention to propose at its next annual meeting of stockholders that the stockholders amend AMPAC’s certificate of incorporation to replace the 80% vote requirement for director elections with a simple majority vote requirement.
The Company also announced that it has entered into an agreement with Golconda Capital Portfolio, L.P., Golconda Capital Management, LLC, and William D. Summitt (collectively, “Golconda”) to resolve a potential proxy contest. Among other agreements among the parties, Golconda will vote their shares in support of all the Company’s board nominees at the Company’s upcoming annual meeting.
Dr. Joseph Carleone, President and CEO of American Pacific Corporation, stated, “We are pleased to have resolved these issues so that management and the board of American Pacific can focus on our principal goal, enhancing stockholder value, rather than on the expense and distractions of a potential proxy contest.” Mr. Summitt, Managing Member of Golconda Capital Management, LLC, stated, “Golconda is pleased that the Company added experienced individuals from the pharmaceutical industry to the Company’s board of directors, and reaffirmed its commitment to present to stockholders an amendment to allow a majority vote on director elections.”
The contents of the agreement with Golconda can be found in a Form 8-K to be filed by the Company with the Securities & Exchange Commission.
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RISK FACTORS/FORWARD-LOOKING STATEMENTS
Statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “intention”, “will”, “can” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our expectations will be achieved. Actual results may differ materially from future results or outcomes expressed or implied by forward-looking statements set forth in the release due to risks, uncertainties and other important factors inherent in our business.
Readers of this press release are referred to our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009, March 31, 2010 and June 30, 2010 and our other filings with the Securities and Exchange Commission for further discussion of the various factors that could affect our future results. The forward-looking statements contained in this press release are made as of the date hereof and we assume no obligation to update for actual results or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, except as required by law.
ABOUT AMERICAN PACIFIC CORPORATION
American Pacific Corporation (AMPAC) is a leading custom manufacturer of fine chemicals, specialty chemicals and propulsion products within its focused markets. We supply active pharmaceutical ingredients and advanced intermediates to the pharmaceutical industry. For the aerospace and defense industry we provide specialty chemicals used in solid rocket motors for space launch and military missiles. AMPAC also designs and manufactures liquid propulsion systems, valves and structures for space and missile defense applications. We produce clean agent chemicals for the fire protection industry, as well as electro-chemical equipment for the water treatment industry. Our products are designed to meet customer specifications and often must meet certain governmental and regulatory approvals. Additional information about us can be obtained by visiting our web site at www.apfc.com.
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SOURCE: American Pacific Corporation
Exhibit 99.1 Page 2